Exhibit 99.1

The Beachbody Company, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results

Delivered Fourth Quarter Revenue In-Line with Expectations

Reduced Fourth Quarter Operating Expenses by 49%

Recently Completed Additional Cost-Reduction Initiatives to Further Streamline the Business

El Segundo, Calif. (March 14, 2023) – The Beachbody Company, Inc. (NYSE: BODY) (“Beachbody” or the “Company”), a leading subscription health and wellness company, today announced financial results for its fourth quarter and full year ended December 31, 2022.

“We were pleased to deliver another quarter of solid progress of our One-Brand strategy as we continue to focus our efforts to improve profitability and expand our total addressable market,” said Carl Daikeler, Beachbody’s Co-Founder, Chairman, and Chief Executive Officer. “While 2022 was a challenging year in many ways, I am proud of our team’s efforts to continue delivering incredibly effective fitness and nutrition solutions to millions of people, while dramatically reducing costs. As we move into 2023, I am excited for the unprecedented long-term opportunities ahead of us as we expand the positioning of our platform and simplify the business for our Partners. We remain committed to improving our profitability, returning to growth, and maximizing shareholder value all while helping people achieve their goals to lead healthy fulfilling lives.”

Fourth Quarter 2022 Results

•	Total revenue decreased 31% to $148.2 million compared to the prior year period.

•	Digital revenue decreased 16% to $68.7 million and digital subscriptions decreased 23% to 2.0 million.

•	Nutrition and Other revenue decreased 23% to $74.7 million and nutritional subscriptions decreased by 27% to 0.22 million.

•	Connected Fitness revenue decreased 87% to $4.7 million and approximately 3,700 bikes were delivered in the fourth quarter.

•	Operating loss improved by $115.7 million to $48.1 million compared to an operating loss of $163.8 in the prior year period.

•	Net loss was $44.9 million compared to a net loss of $146.0 million in the prior year period.

•	Adjusted EBITDA[1] was $3.5 million compared to ($26.6) million in the prior year period.

•

Cash used in operating activities was ($10.3) million compared to ($75.9) million in the prior year period, and cash used in investing activities was ($3.3) million compared to ($16.9) million in the prior year period. Total cash used in operating and investing activities was ($13.6) million compared to ($92.8) million in the prior year period.

Full Year 2022 Results

•	Total revenue decreased 21% to $692.2 million compared to 2021.

•	Digital revenue decreased 18% to $300.7 million.

•	Nutrition and Other revenue decreased 24% to $353.3 million.

•	Connected Fitness revenue decreased 11% to $38.2 million.

•	Operating loss improved by $94.1 million to $203.2 million compared to an operating loss of $297.3 million in 2021.

•	Net loss was $194.2 million compared to a net loss of $228.4 million in 2021.

•	Adjusted EBITDA[1] was ($23.3) million compared to ($86.1) million in 2021.

•

Cash used in operating activities was ($47.2) million compared to ($215.2) million in 2021, and cash used in investing activities was ($26.5) million compared to ($125.2) million in 2021. Total cash used in operating and investing activities was ($73.7) million compared to ($340.4) million in 2021.

•	Cash and cash equivalents decreased 23% to $80.1 million compared to the prior year period

Key Operational and Business Metrics

	For the Three Months Ended December 31,					For the Year Ended December 31,

	2022	2021	Change vs 2021	2019	Change v 2019 Pre-Covid Baseline	2022	2021	Change vs 2021	2019	Change v 2019 Pre-Covid Baseline
Digital Subscriptions (in millions)	1.95	2.54	(23.2%)	1.69	15.4%	1.95	2.54	(23.2%)	1.69	15.4%
Nutritional Subscriptions (in millions)	0.22	0.30	(26.7%)	0.31	(29.0%)	0.22	0.30	(26.7%)	0.31	(29.0%)
Total Subscriptions	2.17	2.84	(23.6%)	2.00	8.5%	2.17	2.84	(23.6%)	2.00	8.5%

Average Digital Retention	96.8%	96.5%	30bps	95.6%	120bps	95.9%	95.7%	20bps	95.3%	60bps
Total Streams (in millions)	23.8	30.8	(22.7%)	25.4	(6.3%)	120.5	167.1	(27.9%)	103.8	16.1%
DAU/MAU	29.0%	28.9%	10bps	29.0%	—	30.1%	31.3%	-130bps	29.2%	90bps

Connected Fitness Units Delivered (in thousands)	3.7	29.7	(87.5%)	0.0	NM	31.5	36.7	(14.2%)	0.0	NM

Digital	$68.7	$81.9	(16.1%)	$57.9	18.7%	$300.7	$365.4	(17.7%)	$250.8	19.9%
Nutrition & Other	$74.7	$97.6	(23.5%)	$107.2	(30.3%)	$353.3	$465.5	(24.1%)	$505.0	(30.0%)
Connected Fitness	$4.8	$36.8	(87.0%)	$0.0	NM	$38.2	$42.7	(10.5%)	$0.0	NM
Revenue (in millions)	$148.2	$216.3	(31.5%)	$165.1	(10.2%)	$692.2	$873.6	(20.8%)	$755.8	(8.4%)
Net Income/(Loss) (in millions)	($44.9)	($146.0)	69.2%	$1.8	(2594.4%	($194.2)	($228.4)	15.0%	$32.3	(701.2%)
Adjusted EBITDA (in millions)	$3.5	($26.6)	113.2%	$19.2	(81.8%)	($23.3)	($86.1)	72.9%	$78.4	(129.7%)

Outlook

For the first quarter of 2023 the Company expects:

•	Total revenue of $135.0 million to $140.0 million

•	Adjusted EBITDA loss of $3.0 million to $6.0 million

In reliance on the unreasonable efforts exception provided under Regulation S-K, a reconciliation of the Company’s Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income (loss) and adjustments that are made for interest expense, income tax expense (benefit), depreciation and amortization, equity-based compensation and employee incentives, impairment, inventory net realizable value, transaction costs, restructuring costs, change in fair value of warrant liabilities, non-operating items including interest income and gain on investment, and other adjustments reflected in the Company’s reconciliation of historical Adjusted EBITDA. The variability of the amounts of these items could have an unpredictable, and potentially significant, impact on the Company’s future GAAP financial results.

Recent Events

In January 2023, the Company executed cost-reduction initiatives intended to further streamline the business, while focusing on key growth priorities.

On March 9, 2023, the Company announced a rebrand from Beachbody to BODi and the launch of an updated version of its premium digital platform, BODi. The changes support the Company’s mission to serve its millions of customers with highly effective fitness and nutrition solutions while enhancing its value proposition with the addition of a new monthly Mindset content to support the positive psychology and self-motivation of its subscribers.

Additional details with regards to the launch are available on the “News” section of the Company’s website at

https://investors.thebeachbodycompany.com/news/news-details/2023/Beachbody-Changes-Name-to-BODi-on-its-Mission-to-Build-the-Health-Esteem-Category/default.aspx

[1]	A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Conference Call and Webcast Information

Beachbody will host a conference call at 5:00pm ET on Tuesday, March 14, 2023 to discuss its financial results. To participate in the live call, please dial (844) 200-6205 (U.S. & Canada), or (929) 526-1599 (all other locations) and provide the conference identification number: 592668. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until March 21, 2023 by dialing (866) 813-9403 (U.S & Canada), or +44 (204) 525-0658 (all other locations). The replay passcode is 129200.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Headquartered in Southern California, BODi is a leading digital fitness, nutrition, and mindset subscription company with over two decades of creating innovative content and nutritional supplements designed to support and enrich strong Health Esteem. The Beachbody Company, Inc. is the parent company of BODi. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter and full year, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 1, 2022 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Consolidated Balance Sheets

(in thousands, except par value and share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$80,091	$104,054
Restricted cash	—	3,000
Inventory, net	54,060	132,730
Prepaid expenses	13,055	15,861
Other current assets	39,248	43,727

Total current assets	186,454	299,372
Property and equipment, net	74,147	113,098
Content assets, net	34,888	39,347
Goodwill and intangible assets, net	133,370	171,533
Right-of-use assets, net	5,030	6,613
Other assets	9,506	7,649

Total assets	$443,395	$637,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,940	$48,379
Accrued expenses	64,430	74,525
Deferred revenue	95,587	107,095
Current portion of lease liabilities	2,150	2,307
Current portion of Term Loan	1,250	—
Other current liabilities	3,283	3,926

Total current liabilities	184,640	236,232
Term Loan	39,735	—
Long-term lease liabilities, net	3,318	4,823
Deferred tax liabilities	181	3,165
Other liabilities	3,979	8,007

Total liabilities	231,853	252,227

Commitments and contingencies (Note 14)

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C)	—	—
Class A: 170,911,819 and 168,333,463 shares issued and outstanding at December 31, 2022 and 2021, respectively;	17	17
Class X: 141,250,310 shares issued and outstanding at December 31, 2022 and 2021, respectively;	14	14
Class C: no shares issued and outstanding at December 31, 2022 and 2021	—	—
Additional paid-in capital	630,709	610,418
Accumulated deficit	(419,235)	(225,043)
Accumulated other comprehensive income (loss)	37	(21)

Total stockholders’ equity	211,542	385,385

Total liabilities and stockholders’ equity	$443,395	$637,612

The Beachbody Company, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Digital	$68,685	$81,865	$300,673	$365,412
Nutrition and other	74,735	97,600	353,331	$465,495
Connected fitness	4,746	36,801	38,195	42,738

Total revenue	148,166	216,266	692,199	873,645

Cost of revenue:
Digital	15,510	13,454	66,419	48,312
Nutrition and other	37,491	48,628	164,753	213,307
Connected fitness	10,544	56,626	91,454	67,043

Total cost of revenue	63,545	118,708	322,626	328,662

Gross profit	84,621	97,558	369,573	544,983

Operating expenses:
Selling and marketing	73,774	109,458	359,987	548,130
Enterprise technology and development	20,847	36,197	104,363	119,915
General and administrative	19,237	21,159	78,426	79,682
Restructuring	—	(320)	10,047	(320)
Impairment of goodwill and intangible assets	18,907	94,894	19,907	94,894

Total operating expenses	132,765	261,388	572,730	842,301

Operating loss	(48,144)	(163,830)	(203,157)	(297,318)
Other income (expense)
Change in fair value of warrant liabilities	3,626	15,065	8,322	50,729
Interest expense	(2,194)	(46)	(3,368)	(536)
Other income, net	262	49	958	3,204

Loss before income taxes	(46,450)	(148,762)	(197,245)	(243,921)
Income tax benefit	1,517	2,800	3,053	15,539

Net loss	$(44,933)	$(145,962)	$(194,192)	$(228,382)

Net loss per common share, basic and diluted	$(0.15)	$(0.48)	$(0.63)	$(0.83)

Weighted-average common shares outstanding, basic and diluted	308,412	305,750	307,489	275,359

The Beachbody Company, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(194,192)	$(228,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill and intangible assets	19,907	94,894
Depreciation and amortization expense	74,848	59,597
Amortization of content assets	24,276	14,838
Provision for inventory and inventory purchase commitments	39,757	17,488
Realized losses on hedging derivative financial instruments	108	332
Gain on investment in convertible instrument	—	(3,114)
Change in fair value of warrant liabilities	(8,322)	(50,729)
Gain on lease assignment	—	(6,500)
Equity-based compensation	17,620	16,413
Deferred income taxes	(2,961)	(15,862)
Amortization of debt issuance costs	733	—
Paid-in-kind interest	598	—
Other non-cash items	1,219	—
Changes in operating assets and liabilities:
Inventory	41,510	(74,257)
Content assets	(19,787)	(31,349)
Prepaid expenses	2,806	(6,761)
Other assets	4,241	(1,805)
Accounts payable	(26,705)	8,307
Accrued expenses	(8,673)	(11,273)
Deferred revenue	(9,563)	7,435
Other liabilities	(4,593)	(4,521)

Net cash used in operating activities	(47,173)	(215,249)

Cash flows from investing activities:
Purchase of property and equipment	(26,493)	(77,911)
Investment in convertible instrument	—	(5,000)
Other investment	—	(5,000)
Cash paid for acquisition, net of cash acquired	—	(37,280)

Net cash used in investing activities	(26,493)	(125,191)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,162	4,680
Remittance of taxes withheld from employee stock awards	(308)	(3,154)
Debt borrowings	50,000	42,000
Debt repayments	(625)	(42,000)
Business combination, net of issuance costs paid	—	389,125
Shares withheld for tax withholdings on vesting of restricted stock	(183)	—
Payment of debt issuance costs	(4,485)	—
Deferred financing costs	—	—
Holdings downstream merger	—	—

Net cash provided by financing activities	47,561	390,651

Effect of exchange rates on cash	(858)	16
Net increase (decrease) in cash and cash equivalents	(26,963)	50,227
Cash, cash equivalents and restricted cash, beginning of year	107,054	56,827

Cash, cash equivalents and restricted cash, end of year	$80,091	$107,054

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$2,082	$466
Cash paid during the year for income taxes, net	389	385
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$2,025	$9,657
Common shares issued in connection with acquisition	—	162,558
Supplemental disclosure of noncash financing activities:
Warrants issued in relation to Term Loan	$5,236	$—

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for impairment of goodwill and intangible assets, depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, inventory net realizable value adjustments, transaction costs, restructuring, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net income (loss) can be found below:

	Three Months Ended December 31,		Years ended December 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(44,933)	$(145,962)	$(194,192)	$(228,382)
Adjusted for :
Impairment of goodwill and intangible assets	18,907	94,894	19,907	94,894
Depreciation and amortization	15,990	19,040	74,848	59,597
Amortization of capitalized cloud computing implementation costs	30	168	492	672
Amortization of content assets	5,603	4,830	24,276	14,838
Interest expense	2,194	46	3,368	536
Income tax benefit	(1,517)	(2,800)	(3,053)	(15,539)
Equity- based compensation	4,454	5,574	17,620	16,413
Employee incentives, expected to be settled in equity	5,466	—	5,466	—
Inventory net realizable value adjustments (1)	1,295	10,082	24,864	10,082
Transaction costs	—	209	—	3,028
Restructuring and platform consolidation costs (2)	—	(320)	11,718	(320)
Change in fair value of warrant liabilities	(3,626)	(15,065)	(8,322)	(50,729)
Other adjustment items (3)	—	2,619	—	11,701
Non-operating (4)	(320)	118	(257)	(2,899)

Adjusted EBITDA	$3,543	$(26,567)	$(23,265)	$(86,108)

1

Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment is included because of its unusual magnitude due to disruptions in the connected fitness market.

2	Includes restructuring expense and non-recurring personnel costs associated primarily with the consolidation of our digital platforms.
3	Incremental costs associated with COVID-19.
4	Includes interest income, and during the year ended December 31, 2021, also includes the gain on investment on the Myx convertible instrument.

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com